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                                                                    EXHIBIT 10.1


                                   AGREEMENT

                 AGREEMENT dated as of April 12, 1996 between Schuller Corporation (formerly Manville Corporation), a Delaware corporation (the "Company"), and W. Thomas Stephens ("Executive").

                             W I T N E S S E T H :

                 WHEREAS, Executive currently serves as Chairman of the Board of Directors (the "Board") of the Company;

                 WHEREAS, the Company and Executive have heretofore entered into an Employment Agreement (the "Employment Agreement") dated as of April 10, 1992, as extended July 21, 1993 and July 12, 1994 and as amended November 4, 1994, which among other things sets forth the terms and conditions of Executive's employment with the Company; and

                 WHEREAS, Executive having decided to resign as Chairman of the Board, President and Chief Executive Officer of the Company, the Company and Executive desire to enter into the following agreement in settlement and cancellation of all existing and prior agreements between them concerning Executive's existing and continued employment by the Company;

                 NOW THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, the parties hereto hereby agree as follows:
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                 1.       Resignations.  (a)  Effective June 7, 1996 Executive
shall resign as Chairman of the Board and as chairman of the board of the directors of all of the subsidiaries and affiliates of the Company, including without limitation Schuller International Group Inc. and Schuller International Inc.

                          (b)     Effective on the earlier of April 12, 1997
and the date designated by the Board by not less than 24 hours prior written notice (the "Effective Date"), Executive shall be deemed to have resigned as, and shall be treated for all purposes as having ceased to be, President and Chief Executive Officer of the Company and an officer of any and all subsidiaries and affiliates of the Company.

                          (c)     Following the Effective Date, Executive shall
continue as an employee of the Company, subject to the succeeding sentence and
Section 4 below. From the Termination Date until the expiration of the Continued Benefits Period (as such terms are defined in Section 4) Executive shall be deemed to be on administrative leave. Upon termination of the Continued Benefits Period, Executive shall cease to be an employee of the Company for all purposes.

                 2. Public Statements. (a) On or prior to April 15, 1996, the Company shall issue a written press release in form acceptable to Executive announcing Executive's plans to resign as described in Section 1 hereof. Except to the extent disclosed in such release or otherwise made known to the public (other than as a result of Executive's breach of this covenant), and subject to paragraph (c) below, neither party shall disclose either Executive's plans for resignation or the terms of this





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agreement to anyone other than, on a confidential basis, his or its financial and legal advisors or (i) in Executive's case, his family and (ii) in the Company's case, the Manville Personal Injury Settlement Trust.

                          (b)     The parties agree that each shall use his or
its best efforts not to make any statements or take any action that may be derogatory or disparaging to the reputation of the other or to the reputation of any of the Company's subsidiaries and affiliates.

                          (c)     Notwithstanding the foregoing, nothing in
this agreement shall preclude either party from truthful statements or disclosures that are required by applicable law or regulation, or from taking any position or from disclosing the terms of this agreement in prosecuting or defending any judicial, administrative or arbitration proceeding arising hereunder.

                 3. Payments. In satisfaction of all amounts to which Executive is or may be entitled (including by reason of termination of employment) under the Employment Agreement, the Supplemental Retirement Agreement between Executive and the Company dated as of November 4, 1994, as amended as of October 25, 1995, (the "Retirement Agreement"), the Payment and Termination Agreement between Executive and the Company dated October 3, 1995, Executive's Account under the Manville Corporation Benefit Trust Agreement and Declaration of Trust by and between the Company and Harris Trust and Saving Bank, and all outstanding awards under the Manville Corporation Stock Incentive Plan (the "Plan"):





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                          (a)     Upon the execution of this agreement the
Company agrees to pay Executive the sum of $7,831,600.

                          (b)     The Company will pay Executive the sum of
$1,250,000 plus earnings thereon in accordance with Section 3(c) below upon the occurrence of the following events:

                                  (i)      a material breach of this agreement
by the Company, as determined by the Committee described below, or

                                  (ii)     subject to a determination by a
committee the members of which are set forth in Schedule A hereto (the "Committee"), acting by a majority, that Executive has substantially performed his material obligations under this agreement and has not engaged in a willful and intentional breach of a material provision of this agreement, the earliest to occur of (x) January 3, 1997, (y) the employment of a new President and Chief Executive Officer of the Company and (z) notice from the Board pursuant to Section 1(b) hereof that Executive shall be treated as having resigned as President and Chief Executive Officer.

                          (c)     As promptly as possible following the
execution of this agreement, the sum of $1,250,000 (the "Escrow Amount") shall be escrowed with the Colorado National Bank, N.A., a national banking association, or a similar institution acceptable to Executive (the "Escrow Agent") pursuant to an agreement between the Company and such Escrow Agent (the "Escrow Agreement"). The Escrow Amount shall be invested in accordance with the terms of the Escrow Agreement. The Escrow Amount shall be paid out to Executive in accordance with Section 3(b) hereof and the





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Escrow Agreement upon instruction from the Committee.  If the Committee shall determine in accordance with Section 3(b) hereof that the Escrow Amount is to be returned to the Company, the Company shall, or shall cause the Committee to, give notice to that effect to Executive.

                 4. Transition Period. (a) From the date hereof until the Effective Date, Executive agrees to continue his employment with the Company and to cooperate with the Board in the search for his successor as Chief Executive Officer of the Company. Thereafter, Executive will continue his employment with the Company and will cooperate with such successor and the Board in the transition process until the date of the earliest to occur of (i) December 31, 1997, (ii) the expiration of 24 hours advance written notice from the Board of the termination of such obligation and (iii) the expiration of 24 hours advance written notice by Executive that he is terminating his employment hereunder or of his acceptance of employment with a new employer (such date, the "Termination Date").

                          (b)     From the date hereof until the Effective
Date, the Company shall reimburse Executive for expenses reasonably and necessarily incurred by him hereunder. From the date hereof until the earliest to occur of (i) December 31, 1997, (ii) the date Executive effects the termination of his employment hereunder (including by accepting employment with a new employer) and (iii) the material breach by Executive of this agreement, the Company shall (x) compensate Executive at the rate of $50,000 per month, payable in arrears and (y) continue to provide Executive with the use of an office and part-time secretarial support.





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                          (c)     Executive shall be eligible for an annual
bonus in respect of 1996 consistent with the Company's annual incentive plan. The timing and amount, if any, of such bonus shall be determined by the Board of Directors of the Company in its sole and absolute discretion.

                          (d)     From the date hereof until the earliest to
occur of (i) the third anniversary hereof, (ii) the date of Executive's commencement of employment with a new employer and (iii) the termination by Executive of his employment hereunder (the "Continued Benefits Period"), the Company will continue to provide Executive with medical, life, accident, dental and prescription insurance and other benefits and perquisites at the levels currently provided to Executive, subject to continued payroll deductions on the same basis as are currently charged to Executive in connection with such benefits. At the expiration of the Continued Benefits Period, Executive's rights, if any, to any such benefits shall be determined in accordance with the provisions applicable to retirees under the applicable plans and policies.

                          (e)     Except as expressly provided herein,
Executive shall not be entitled to any compensation or benefits in respect of the Continued Benefits Period, or any portion thereof, or the termination thereof.

                          (f)     In the event of a material breach by the
Company of this agreement, the Company shall pay to Executive in a lump sum an amount equal to the product of (i) $50,000 and (ii) the number of full months in the period (x) beginning on the date of receipt by the Company of a notice, in accordance with Section 13(g) hereof, from Executive specifying in detail the alleged breach and (y) ending on





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December 31, 1997.  Such amount shall be reduced by compensation, if any, paid to Executive in accordance with clause (x) of Section 4(b) hereof during such period. Following payment of such amount the Company will have no further obligation to compensate Executive under clause (x) of Section 4(b) hereof.

                 5. Golden Parachute Tax. (a) Anything in this agreement to the contrary notwithstanding, in the event that any payment by the Company to or for the benefit of Executive, whether paid or payable pursuant to the terms of this agreement or otherwise (such payment, excluding any payment pursuant to this Section 5, a "Payment") is either determined by the Company to be subject, or is subjected by the Internal Revenue Service (after exhaustion by the Company of its remedies described in Section 5(c)), to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive from the Company, within 15 days following the determination described in Section 5(b) below, an additional payment ("Excise Tax Adjustment Payment") in an amount such that after payment by Executive of all applicable Federal, state and local taxes (computed at the maximum marginal rates and including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Excise Tax Adjustment Payment, Executive retains an amount of the Excise Tax Adjustment Payment equal to the Excise Tax imposed upon the Payments.





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                          (b)     In the event that as the result of a position
taken by the Company or the Internal Revenue Service Executive is required to make a payment of any Excise Tax, the determination of the amount of the Excise Tax Adjustment Payment shall be made by a nationally recognized accounting firm acceptable to Executive and the Company (the "Accounting Firm"), which shall provide detailed supporting calculations to the Company and Executive. Subject to the provisions of Section 5(c) below, the amount of the Excise Tax
Adjustment Payment shall be promptly paid by the Company to or for the benefit of Executive. The determination of the Excise Tax Adjustment Payment by the Accounting Firm shall be binding upon the Company and Executive.

                          (c)     Executive shall notify the Company in writing
of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Excise Tax Adjustment Payment. Such notification shall be given as soon as practicable but no later than ten business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:





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                                  (i)      give the Company any information
reasonably requested by the Company relating to such claim,

                                  (ii)     take such action in connection with
contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                                  (iii)    cooperate with the Company in good
faith in order effectively to contest such claim, and

                                  (iv)     permit the Company to participate in
any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 5(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in





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one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which an Excise Tax Adjustment Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                          (d)     If, after the receipt by Executive of an
amount advanced by the Company pursuant to Section 5(c), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 5(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to
Section 5(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days






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after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Excise Tax Adjustment Payment required to be paid.

                 6. Non-Competition. In consideration of the agreements herein of the Company, Executive acknowledges and herein recognizes the highly competitive nature of the businesses of the Company and accordingly agrees that from the date hereof until the expiration of the two year period following the Effective Date Executive shall not, without the Company's written consent, serve as an employee, owner (except for passive investments of not more than 1% of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent or director of any firm or person which directly competes with a line of business (i) then being conducted by the Company or any of its subsidiaries or affiliates, in any geographic area in which the Company or any of its subsidiaries or affiliates conducts such line of business, and (ii) that at any time during Executive's employment by the Company is or was conducted, or is or was actively being developed, by the Company or any subsidiary or affiliate of the Company.

                 7. Confidentiality. Executive shall not at any time disclose or use for his own benefit or purposes, or for the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers,






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development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company, provided that the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of Executive's breach of this covenant.

                 8. Return of Records; Intellectual Property. On the Effective Date, Executive shall return to the Company immediately (a) all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company or any of its affiliates, except that he may retain personal notes, notebooks and diaries, and (b) all Company equipment except that on the Effective Date Executive may, at his option, purchase from the Company any or all of the equipment agreed to by the Company at the fair market value thereof as reasonably determined by the Company. Executive further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its subsidiaries or affiliates.

                 9.       Specific Performance and Other Remedies.   Executive
acknowledges and agrees that the Company has no adequate remedy at law for a breach or threatened breach by Executive of any of the provisions of this agreement and, in recognition of this fact, Executive agrees that, in the event of a breach or threatened breach by Executive of any provisions hereof, in addition to any remedies at






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law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing in this agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

                 10. Release. (a) In consideration of the agreements by the Company herein, Executive hereby agrees to and does fully and completely release, discharge and waive any and all claims, complaints, causes of action, actions, suits, debts, sums of money, contracts, controversies, agreements, promises, or demands of whatever kind, in law or in equity, which he ever had, now has or which he, his heirs, executors or administrators may have against the Company and its subsidiaries, predecessors, successors and assigns, and each and all of their officers and directors in their capacities as such, by reason of any event, matter, cause or thing which has occurred to the date of execution of this agreement (hereinafter "Claims"). Executive understands and accepts that this agreement specifically covers, but is not limited to, any and all Claims which Executive has or may otherwise have against the Company relating in any way to compensation, or to any other terms, conditions or circumstances of Executive's employment with the Company and to his termination of such employment as contemplated hereby, whether for severance or based on statutory or common law claims for employment discrimination (including any claims under the Age Discrimination in Employment Act), wrongful discharge, breach of contract or any other





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theory, whether legal or equitable.  Notwithstanding the foregoing, in no event shall Executive be deemed by this Section to have released any rights or claims Executive may have for payments or benefits under this agreement, including but not limited to rights to indemnification as well as rights pursuant to any benefit program or policy under which rights are created, prescribed or preserved by this agreement. Executive specifically acknowledges that any and all awards held by Executive under the Plan whether, vested or unvested, will be canceled upon execution of this agreement and Executive shall have no further rights of any kind whatsoever in respect of any such award or under the Plan.

                          (b)     The Company agrees to and does fully and
completely release, discharge and waive any and all claims, complaints, causes of action, actions, suits, debts, sums of money, contracts, controversies, agreements, promises or demands of whatever kind, in law or equity, which the Company or its predecessors had, the Company now has or it or its successors may have against Executive by reason of any event, matter, cause or thing which has occurred prior to the date of execution of this agreement and as to which the Board of Directors of the Company (acting in their capacity as such) has actual knowledge prior to the date of execution of this agreement.

                 11. Indemnification. The Company will indemnify the Executive (and his legal representatives or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of a proceeding) by the laws of the jurisdiction of incorporation of the Company, as in effect at the time of the subject act or






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omission, or by the Restated Certificate of Incorporation and By-Laws of the
Company, as in effect at such time or on the effective date of the Employment Agreement, or by the terms of any indemnification agreement between the Company and the Executive, whichever affords or afforded greatest protection to the Executive, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, during any period in which Executive is an officer or director of the Company, the Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company officer or director), against all costs, charges and expenses (including without limitation judgments, settlements or other monetary awards), whatsoever incurred or sustained by him or his legal representatives at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his being or having been a director, officer or employee of the Company, or any subsidiary or his serving or having served any other enterprise as a director, officer or employee at the request of the Company.

                 12. Resolution of Disputes. (a) The parties agree to submit all controversies, claims and matters of difference in any way related to this agreement or the performance or breach of the whole or any part hereof, to arbitration in Denver, Colorado, according to the rules and practices of the American Arbitration Association from time to time in force. If such rules and practices shall conflict with the Colorado






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Rules of Civil Procedure or any other provisions of Colorado law then in force, such Colorado rules and provisions shall govern. Arbitration of any such controversy, claim or matter of difference shall be a condition precedent to any legal action thereon. This submission and agreement to arbitration shall be specifically enforceable.

                          Awards shall be final and binding on all parties to
the extent and in the manner provided by Colorado law; provided that an arbitration award shall not be binding on the Company to the extent such award exceeds the maximum amount (the "Excess Amount") the Company would be required to pay Executive pursuant to the express terms of this agreement, except that such Excess Amount shall be binding on the Company as a set-off to the amount of any award which the Company may secure against Executive. All awards may be filed by any party with the Clerk of the District Court in the County of Denver, Colorado and an appropriate judgment entered thereon and execution issued therefor. At the election of any party, said award may also be filed, and judgment entered thereon and execution issued therefor, with the clerk of one or more other courts, state or federal, having jurisdiction over the party against whom such award is rendered or its property.

                          (b)     In the event of a dispute between Executive
and the Company with respect to any of Executive's rights under this agreement, the Company shall reimburse Executive for any and all legal fees and related expenses incurred by him in connection with enforcing such rights, at the time such fees and related






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expenses are incurred; provided that, if Executive's claim is found by a court of competent jurisdiction to have been frivolous, Executive shall reimburse the Company for all amounts paid by it under this Section.

                 13.      Miscellaneous.

                          (a)     Governing Law.  This agreement shall be
governed by and construed in accordance with the laws of the State of Colorado without reference to principles of conflict of laws.

                          (b)     Entire Agreement/Amendments.  This agreement
contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes in entirety any and all prior understandings and agreements between the parties with respect thereto, whether written or oral, including without limitation the Employment Agreement and the Retirement Agreement. This agreement may not be changed, modified or discharged except by a written agreement signed by the parties hereto.

                          (c)     No Waiver.  The failure of a party to insist
upon strict adherence to any term of this agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any such waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.






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                          (d)     Severability.  It is expressly understood and
agreed that although Executive and the Company consider the restrictions contained in Sections 6 and 7 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory restriction in Section 6 or any other restriction contained in
Section 6 and 7 is an unenforceable restriction against Executive, such provision shall not be rendered void but shall be deemed amended to apply to such maximum time and territory, if applicable, or otherwise to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in Sections 6 and 7 is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. In the event that any one or more of the other provisions of this agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this agreement shall not be affected thereby.

                          (e)     Assignment.  This agreement shall not be
assignable by Executive and shall be assignable by the Company only pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that (i) the assignee or transferee is the successor to all or substantially all of the assets of the Company and (ii) such assignee or transferee specifically assumes the liabilities, obligations and duties of the Company, as contained in this agreement, either






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contractually or as a matter of law.  The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of Executive under this agreement may be assigned or transferred by Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

                          (f)     Successors; Binding Agreement; Third Party
Beneficiaries. This agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the parties hereto. If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this agreement to Executive's devisee, legatee or other designee or, if there is no such designee, to Executive's estate. Each of the individuals and entities described in Sections 6, 7 and 10 above shall be deemed to be a third party beneficiary of the provisions of such Sections and, in the event of a breach of such provisions with respect to such member, shall be entitled to enforce such provisions in accordance with their terms.

                          (g)     Communications.  For the purpose of this
agreement, notices and all other communications provided for in this agreement shall be in writing and shall be deemed to have been duly given when delivered or two business days





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after being mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of this agreement, provided that all notices to the Company shall be directed to the attention of the Chairman of the Company with a copy to the General Counsel of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                          (h)     Withholding.  The Company may withhold from
any and all amounts payable under this agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

                          (i)     Survivorship.  The respective rights and
obligations of the parties hereunder shall survive to the extent necessary to the agreed preservation of such rights and obligations.

                          (j)     Acknowledgment.  Executive hereby
acknowledges that he has carefully read this agreement, fully understands and accepts all of its provisions and signs it voluntarily of his own free will. Executive further acknowledges that he has been provided a full opportunity to review and reflect on the terms of this agreement and to seek the advice of legal counsel of his choice. Executive acknowledges that he has been given a period of 21 days to consider this agreement before signing it. Executive may revoke this agreement within seven days of his signing it. For such revocation to be effective, written notice must be received by the Company no later






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than the close of business on the seventh day after Executive signs this agreement. If Executive revokes this agreement it shall be of no further force and effect.

                          (k)     Counterparts.  This agreement may be signed
in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                          (l)     Headings.  The headings of the sections
contained in this agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this agreement.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the day and year first above written.



                                        /s/ W. Thomas Stephens
                                        ---------------------------------------
                                        W. Thomas Stephens
                                        Address:



                                        SCHULLER CORPORATION



                                        By: /s/ Todd Goodwin
                                            -----------------------------------
                                                Chairman of the
                                                Compensation Committee




Attest:  /s/ Richard D. Von Wald
       -------------------------
         General Counsel

                                   SCHEDULE A




                               Committee Members:

                             Robert E. Fowler, Jr.
                                 Will M. Storey
                               Raymond S. Troubh